Exhibit 99

EnSync Reports First Quarter 2016
Results

MILWAUKEE, WI – (November 16, 2015) – EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, a leading developer of innovative energy management systems for the utility, commercial, industrial and multi-tenant building markets, today announced their first quarter 2016 results.
First Quarter and Subsequent Events Commentary
"All the required pieces are coming together here at EnSync and we have made great progress building the foundation for our future success," said Brad Hansen CEO and President of EnSync.  "Early this year we announced the signing of Hawaii's first PPA (Power Purchase Agreement) project integrating PV, storage and intelligent energy management.  In July we announced our second PPA at University of the Nations, the second in the State.  The groundbreaking for both of these projects was announced in October.  To further our momentum in Hawaii we created Holu Energy, a Distributed Generation Project Developer in August.  Holu is already making great progress, with additional PPA contract wins occurring over the last few weeks. Our PPAs reduce customers' electricity bills by millions of dollars over the term of the agreement, in addition to reducing their carbon footprint and supplying electricity during outages.  In doing so we are also creating an instrument that generates a high financial rate of return over a long duration for investors."

"We have also added key talent to our management team, bringing on board energy industry veterans in the roles of CFO, VP of Sales and VP of Asia Business Operations.  Over the course of the last 6 months we've assembled the best products and equipment along with a proven management team, which when combined with a business model that is advantageous for both our customers and shareholders, will enable the company to be successful in the coming years," continued Mr. Hansen.
First Quarter and Subsequent Highlights
The Company's major accomplishments during and subsequent to the end of the first quarter of fiscal year 2016 included:
•
Closed strategic partnership with Solar Power, Inc. (OTCBB: SOPW) The Company closed a major solar energy and energy storage partnership and received a $33.4 million initial equity investment.  Also included was an initial supply agreement valued at $80-$120 million that targets SPI's phenomenal growth as a PV Distributed Generation systems provider.

•
Secured Order with OATI for Matrix Energy Management and Agile Hybrid Energy Storage Systems- Systems will be incorporated into the Microgrid South Campus of Open Access Technology International (OATI) in Bloomington, Minnesota, and establishes a potential Key Channel for EnSync into North American Utilities.

•
Signed Power Purchase Agreement With University of the Nations- Project is valued at approximately $3 Million and the installation will feature the industry's most advanced distributed generation system, comprised of 408kW of photovoltaic panels, Agile Hybrid batteries, and accompanying Matrix Energy Management platform.

•
Changed name from ZBB Energy Corporation to EnSync, Inc., dba EnSync Energy Systems- This new name represents a vision to enable the future of energy networks, synchronizing utility, distributed generation and storage assets.

Financial Results
Total revenue for three months ended September 30, 2015 was $272,976 as compared to $564,861 for the three months ended September 30, 2014.  Total costs and expenses was $4,117,318 compared to $3,956,778.  Loss from operations was $3,844,342 compared to $3,391,917. Net loss attributable to common shareholders was $3,833,932 compared to $2,688,158.  Loss per share was ($0.08) compared to ($0.09).
Current backlog for components, systems and engineering services is approximately $2.8 million.  Additionally, the Company has acquired PPA contracts valued at approximately $11.2 million.  EnSync plans to sell all or a portion of these projects for a profit within our fiscal year.

Financial Position
The Company ended the first quarter of fiscal 2016 with total assets of $49.5 million, including $36.3 million in cash.  This cash position includes the $33.4 million cash infusion that was received from SPI in July.  The cash will be utilized to finance product development and working capital, including our ongoing power purchase agreement projects.
Conference call – Today, November 16, 2015 – 4:30p.m. ET (3:30 p.m. CT)
Date: Monday, November 16, 2015
Time: 4:30 p.m. EDT (3:30 p.m. CDT)
Domestic participant dial in #: 800-967-7188
 Participant passcode #: 1964377
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available later on the same day via the investor relations section of the company's web site at www.ensync.com until January 16, 2016.
Domestic replay #: 888-203-1112
 Replay passcode #: 1964377

About EnSync Energy Systems
EnSync, Inc. (NYSE MKT: ESNC), dba EnSync Energy Systems, is enabling the future of electricity with advanced energy management systems critical to a global economy becoming increasingly reliant upon the expansion of renewable energy. Whether part of the grid power transmission and distribution network, or behind the meter in commercial, industrial and multi-tenant buildings, EnSync technology brings differentiated power control and energy storage solutions to electricity-challenged environments. Our technologies also serve as the system level intelligence in microgrid applications, by seamlessly integrating multiple generation and storage assets to deliver power in remote and community level environments not served by the grid, or areas electing to use the grid secondary to microgrid assets. In 2015, EnSync incorporated power purchase agreements (PPAs) into its portfolio of offerings, enabling electricity savings for customers and providing a stable financial yield for investors. EnSync is a global corporation, with a joint venture in AnHui, China at Meineng Energy, as well as a strategic partnership with Solar Power, Inc. (SPI). For more information, visit: www.ensync.com.

Safe Harbor Statement
Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

EnSync, Inc.
Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30, 2015	June 30, 2015
Assets
Current assets:
Cash and cash equivalents	$36,328,358	$10,757,461
Restricted cash on deposit	60,208	60,193
Accounts receivable, net	135,019	113,093
Inventories, net	2,283,817	1,198,117
Prepaid expenses and other current assets	833,944	441,537
Deferred financing costs	-	545,825
Customer intangible assets	163,321	-
Note receivable	162,132	159,107
Deferred project costs	137,124	-
Project assets	2,350,292	-
Total current assets	42,454,215	13,275,333
Long-term assets:
Property, plant and equipment, net	3,956,622	4,164,912
Investment in investee company	2,360,820	2,408,528
Goodwill	803,079	803,079
Total assets	$49,574,736	$20,651,852

Liabilities and Equity
Current liabilities:
Current maturities of bank loans and notes payable	$326,746	$324,626
Accounts payable	1,396,439	1,056,744
Accrued expenses	730,400	1,129,166
Customer deposits	1,213,119	1,177,155
Accrued compensation and benefits	305,355	235,351
Total current liabilities	3,972,059	3,923,042
Long-term liabilities:
Bank loans and notes payable, net of current maturities	971,239	1,053,581
Deferred revenue	13,290,000	-
Total liabilities	18,233,298	4,976,623

Commitments and contingencies (Note 15)

Equity
Series B redeemable convertible preferred stock ($0.01 par value,
$1,000 face value) 3,000 shares authorized and issued, 2,575 shares outstanding, preference in liquidation of $5,712,387 and $5,635,866 as of September 30, 2015 and June 30, 2015, respectively	26	26
Series C convertible preferred stock ($0.01 par value, $1,000 face value),
28,048 and 0 shares authorized, issued, and outstanding, preference in liquidation of $23,918,573 and $0 as of September 30, 2015 and June 30, 2015, respectively	280	-
Common stock ($0.01 par value); 150,000,000 authorized,
47,157,459 and 39,129,334 shares issued and outstanding as of September 30, 2015 and June 30, 2015, respectively	1,179,889	1,099,608
Additional paid-in capital	136,473,360	117,104,936
Accumulated deficit	(106,431,459)	(102,674,049)
Accumulated other comprehensive loss	(1,591,136)	(1,589,486)
Total EnSync, Inc. equity	29,630,960	13,941,035
Noncontrolling interest	1,710,478	1,734,194
Total equity	31,341,438	15,675,229
Total liabilities and equity	$49,574,736	$20,651,852

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended September 30,
	2015	2014
Revenues
Product sales	$150,536	$549,341
Engineering and development	122,440	15,520
Total Revenues	272,976	564,861

Costs and Expenses
Cost of product sales	(13,835)	226,800
Cost of engineering and development	54,147	109,163
Advanced engineering and development	1,671,442	1,406,746
Selling, general, and administrative	2,226,974	2,059,553
Depreciation and amortization	178,590	154,516
Total Costs and Expenses	4,117,318	3,956,778

Loss from Operations	(3,844,342)	(3,391,917)

Other Income (Expense)
Equity in loss of investee company	(47,708)	(82,502)
Gain on investment in investee company	-	1,257,407
Interest income	4,616	3,611
Interest expense	(15,130)	(27,580)
Other income	76,437	-
Total Other Income (Expense)	18,215	1,150,936

Loss before benefit for Income Taxes	(3,826,127)	(2,240,981)

Benefit for Income Taxes	-	-
Net loss	(3,826,127)	(2,240,981)
Net loss attributable to noncontrolling interest	68,716	82,502
Gain attributable to noncontrolling interest	-	(481,870)
Net Loss Attributable to EnSync, Inc.	(3,757,411)	(2,640,349)
Preferred Stock Dividend	(76,521)	(47,809)
Net Loss Attributable to Common Shareholders	$(3,833,932)	$(2,688,158)

Net loss per share
Basic and diluted	$(0.08)	$(0.09)

Weighted average shares-basic and diluted	45,998,899	30,620,518

See accompanying notes to condensed consolidated financial statements.

EnSync, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(3,826,127)	$(2,240,981)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	208,290	154,516
Amortization of intangible asset	6,000	-
Stock-based compensation, net	156,792	376,392
Equity in loss of investee company	47,708	82,502
Gain on investment in investee company	-	(1,257,407)
Interest accreted on note receivable	(3,025)	(132)
Gain on bargain purchase	(76,437)	-
Changes in assets and liabilities
Accounts receivable	(21,926)	739,965
Inventories	(1,085,700)	(47,367)
Prepaids and other current assets	(392,407)	69,596
Refundable income taxes	-	6,571
Deferred project costs	(137,124)	-
Project assets	(2,198,770)	-
Accounts payable	339,695	(48,719)
Accrued expenses	(416,930)	(238,062)
Customer deposits	35,964	(474,572)
Accrued compensation and benefits	70,004	149,409
Deferred revenue	13,290,000	-
Net cash provided by (used in) operating activities	5,996,007	(2,728,289)
Cash flows from investing activities
Cash paid for business combination	(225,829)	-
Change in restricted cash	(15)	700
Expenditures for property and equipment	-	(18,313)
Issuance of note receivable	-	(150,000)
Net cash used in investing activities	(225,844)	(167,613)
Cash flows from financing activities
Payment of financing costs	(261,982)	-
Repayments of bank loans and notes payable	(80,222)	(86,658)
Proceeds from issuance of preferred stock	13,300,000	-
Proceeds from issuance of common stock	6,800,000	14,837,760
Common stock issuance costs	-	(1,148,023)
Contributions of capital from noncontrolling interest	45,000	7,127
Net cash provided by financing activities	19,802,796	13,610,206
Effect of exchange rate changes on cash and cash equivalents	(2,062)	3,216
Net increase in cash and cash equivalents	25,570,897	10,717,520
Cash and cash equivalents - beginning of period	10,757,461	10,360,721

Cash and cash equivalents - end of period	$36,328,358	$21,078,241

Supplemental disclosures of cash flow information:
Cash paid for interest	$15,241	$24,912

See accompanying notes to condensed consolidated financial statements.

Investor Relations Contact:
Three Part Advisors, LLC
Jeff Elliott
(972) 423-7070
Matt Selinger
(817) 310-8776
Phillip Kupper
(817) 778-8339

EnSync Media Contact:
Michelle Montague
 (262) 735-5676